     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1998

                                                      REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                           NATIONAL PROCESSING, INC.
                           -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     Ohio
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                One Oxmoor Place
                           101 Bullitt Lane, Suite 450
                              Louisville, Kentucky

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   61-1303983
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                     40222
                                   (ZIP CODE)


      National Processing, Inc. Nonemployee Directors Stock Option Plan

                           (FULL TITLE OF THE PLAN)

                            Carlton E. Langer, Esq.
                                   Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 575-3339
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                       CALCULATION OF REGISTRATION FEE

===============================================================================
                                      Proposed       Proposed
Title Of                               Maximum       Maximum
Securities                Amount      Offering       Aggregate     Amount Of
To Be                     To Be       Price Per      Offering     Registration
Registered              Registered(1)  Share(2)        Price(2)      Fee(2)
-------------------------------------------------------------------------------
National Processing,     200,000        $12.25      $2,450,000      $722.75
Inc. Common Stock,
without par value
================================================================================

(1) Plus such indeterminate number of additional shares as may be sold or delivered as a result of adjustments required by antidilution provisions. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued to prevent dilution, resulting from stock splits, stock dividends or similar transactions.

(2) These shares are to be offered pursuant to Option Rights granted under the National Processing, Inc. Nonemployee Directors Stock Option Plan which pertain to common shares and the option price of which shall not be less than market value at date of grant. The registration fee has been calculated in accordance with Rule 457(h) by multiplying the proposed maximum aggregate offering price times .000295.

                           NATIONAL PROCESSING, INC.

               Cross Reference Sheet Pursuant to Item 501(b) of
                 Regulation S-K, Showing the Location in the
         Prospectus of the Information Required by Part 1 of Form S-3


     Item of Form S-3                       Location of Caption in Prospectus
     ----------------                       ---------------------------------

1.   Forepart of the Registration
     Statement and Outside Front
     Cover Page Of Prospectus ............. Facing Page of Registration
                                            Statement; Cross Reference Sheet;
                                            Outside Front Cover Page of
                                            Prospectus

2.   Inside Front and Outside
     Back Cover Pages of Prospectus ....... Available Information;
                                            Incorporation of Certain
                                            Documents by Reference; Table of
                                            Contents

3.   General Plan Information ............. General Plan Information

4.   Securities to be Offered ............. Incorporation of Certain Documents
                                            by Reference; Securities to be
                                            Offered
5.   Employees Who May Participate
     in the Plan .......................... NonEmployee Directors Who may
                                            Participate in the Plan

6.   Purchase of Securities Pursuant
     to the Plan and Payment For
     Securities Offered ................... Purchase of Securities Pursuant
                                            to the Plan and Payment for
                                            Securities Offered

7.   Resale Restrictions................... Purchase of Securities Pursuant
                                            to the Plan and Payment for
                                            Securities Offered

8.   Tax Effects of Plan Participation .... Tax Effects of Plan Participation

9.   Investment of Funds .................. Not Applicable

10.  Withdrawal From the Plan;
     Assignment of Interest ............... Withdrawal From the Plan;
                                            Assignment of Interest

11.  Forfeitures and Penalties ............ Withdrawal From the Plan;
                                            Assignment of Interest

12.  Charges and Deductions
     and Liens Therefor.................... Not Applicable

13.  Registration Information and
     Employee Plan Annual Information ..... Incorporation of Certain Documents
                                            by Reference

PROSPECTUS

                           NATIONAL PROCESSING, INC.

                           NATIONAL PROCESSING, INC.
                    NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

                                 200,000 SHARES

                               ------------------

     This Prospectus relates to Securities of National Processing, Inc. ("NPI"), which may or have been awarded pursuant to the National Processing, Inc. Nonemployee Directors Stock Option Plan (the "Plan").

     NPI common stock is listed on the New York Stock Exchange under the symbol "NAP."

                               ------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
       UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of NPI since the date hereof or the dates as of which information is set forth herein.

                               ------------------

                  The date of this Prospectus is May 21, 1998

                             AVAILABLE INFORMATION

     NPI is subject to the information reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected or copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 540 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at its New York Regional Office, R. R. Donnelly Building, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning NPI may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov".

     This Prospectus does not contain all of the information set forth in the registration statement on Form S-8 and exhibits thereto filed by NPI under the Securities Act of 1933, as amended (the "1933 Act"), with the Commission relating to the shares of National Processing, Inc. Common Stock (NPI Common") offered hereby ("Registration Statement"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information with respect to NPI and the securities offered hereby. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the commission at prescribed rates and are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     NPI hereby incorporates in this Prospectus by reference its Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Report on Form 10-Q dated May 15, 1998 and its Current Reports on Form 8-K dated January 8, 1998 and January 23, 1998, the description of NPI Common set forth in the Amended Articles of Incorporation of the Registrant, (filed as Exhibit 3.1 to Registration Statement No. 333-05507), each as filed with the Commission pursuant to the Exchange Act.

     All documents filed by NPI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS OF NPI BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE NPI DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO ATTENTION:
JIM W. CATE, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT SECRETARY, TELEPHONE NUMBER (502) 326-7050 AND WILL BE FURNISHED WITHOUT CHARGE.

                                  THE COMPANY

     NPI through its wholly owned operating subsidiary, National Processing Company, is a provider of low-cost high-volume transaction processing services and customized processing solutions. NPI is an Ohio corporation that was formerly a wholly owned subsidiary of National City Corporation, an Ohio headquartered bank holding company. NPI was formed on June 5, 1996. NPI was formed under the laws of the State of Ohio and its principal executive office is One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky, 40222. Its telephone number is
(502) 326-7000.

                                PLAN INFORMATION

GENERAL INFORMATION

     The purpose of the National Processing, Inc. Nonemployee Directors Stock Option Plan (the "Plan") is to attract, retain and compensate highly qualified individuals who are not current employees of NPI as members of the Board of Directors and to enable them to increase their ownership of shares of common stock, without par value, of NPI ("Common Stock"). The Plan will be beneficial to NPI and its shareholders since it will allow these directors to have a greater personal financial stake in NPI through the ownership of Common Stock, in addition to underscoring their common interest and identification with stockholders in increasing the value of Common Stock.

ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board of Directors (the "Board") who may from time to time delegate all or any part of its authority under the Plan to a committee of not less than three Directors appointed by the Board. To the extent of such delegation, references in the Plan to the Board shall also refer to the appropriate committee.

     The Board may also, from time to time, adopt rules and regulations for carrying out the provisions and purposes of the Plan. The interpretation and construction by the Board of any provisions of, and the determination of any questions arising under, the Plan, any such rule or regulation, or any such agreement evidencing options under the Plan, shall be final, binding and conclusive on all persons interested in the Plan. The Secretary of NPI shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes hereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Ohio without regard to its conflicts of law principles.

     Participants in the Plan may obtain additional information about the Plan and its administrators by contacting Jim Cate, Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary at National Processing, Inc., One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky, 40222, telephone number (502) 326-7050.

     For more detailed information about NPI, reference is made to NPI's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"

SECURITIES TO BE OFFERED

     The total number of shares of Common Stock with respect to which options may be granted under the Plan shall not exceed 200,000 (as adjusted pursuant to the Plan). Shares issued upon exercise of options granted under the Plan may be either authorized and unissued shares, treasury shares, or any combination thereof. In the event than any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations set forth in the Plan.

     All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each option granted under the Plan shall provide that such option will not be treated as an "incentive stock option," as that term is defined in Section 422 of the Code.

          (a) FORMULA AWARDS: Options to purchase 25,000 shares of Common Stock (as adjusted pursuant to the Plan) shall be granted to each Nonemployee Director who is neither an employee of National City Corporation or any of its affiliates nor has been previously employed by NPI ("Nonaffiliated Director") upon election to the Board ("Automatic Initial Awards"). Any Nonaffiliated Director who is so elected within ten (10) days following consummation of the Offering will receive Automatic Initial Awards to purchase Common Stock at the initial public offering price ("IPO Price"), and Nonaffiliated Directors elected after such ten-day period will receive such awards at the Fair Market Value (as defined below) per share of Common Stock. Options to purchase 2,500 shares of Common Stock shall be granted automatically to each Nonaffiliated Director on the first Friday following each of the NPI's Annual Meetings of Shareholders ("Automatic Annual Awards"). The Automatic Annual Awards and the Automatic Initial Awards are collectively referred to herein as the "Formula Awards." No Nonemployee Director who previously has been employed by NPI shall be eligible to receive Formula Awards under the Plan.

          (b) DISCRETIONARY AWARDS: The Board, in its sole discretion shall determine the Nonemployee Directors who previously have been employed by NPI or any of its subsidiaries to whom options (other than Formula Awards) shall be granted, the time or times when they shall be granted and the number of shares to be covered by each option so granted (hereinafter referred to as "Discretionary Awards"). No Nonemployee Director who is eligible to receive Formula Awards shall be eligible to receive Discretionary Awards under the Plan.

PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED

     All options approved by the Board under the Plan shall be evidenced by stock option agreements in writing (hereinafter referred to as "Option Agreements"), in such form as the Board may from time to time approve, executed on behalf of NPI by the Chairman of the Board or President of NPI. Each option Agreement shall be subject to the Plan, and, in addition to such other terms and conditions as the Board may deem desirable, shall provide in substance as follows:

          (a) PURCHASE PRICE: The purchase price per share of the Common Stock for which each option is exercisable shall be equal to 100% of the fair market value of the share of Common Stock as of the date such option is granted ("Fair Market Value"), except for options granted prior to or within ten (10) days following consummation of NPI's initial public offering of Common Stock, which will be at an option price per share equal to the IPO price. Such Fair Market Value shall be the last sale price of Common Stock on the date next preceding such date as reported on the New York Stock Exchange Composite Tape or, in the event than no sale shall have taken place on the New York Stock Exchange Composite Tape, or if the Common Stock is no longer traded on the New York Stock Exchange, the fair market value on such date as determined by the Board in accordance with applicable law and regulations. The option price shall be subject to adjustment provided in Section the Plan.

          (b) EXERCISABILITY AND TERM OF OPTIONS: Subject to Section (d) hereof, each option granted under the Plan shall be exercisable to the extent of one-third of the shares covered thereby on each of the first through third anniversaries of the date of the grant. Each option granted under the Plan shall expire 10 years from the date of grant and shall be subject to earlier termination as hereinafter provided. If a Nonemployee Director subsequently becomes an employee of NPI while remaining a member of the Board, an option held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

          (c) MANNER OF EXERCISE: Each Option Agreement shall provide that any option therein granted shall be exercisable only by giving in each case written notice of exercise, accompanied by full payment of the purchase price either (i) in cash (including check, bank draft, or money order, or wire or other transfer of funds, or advice of credit to NPI); (ii) in shares of Common Stock with Fair Market Value equal to the purchase price of a combination of cash and shares of Common Stock which in the aggregate are equal in value to such purchase price; or (iii) from the proceeds of a sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

          (d) ADJUSTMENTS UPON CHANGES IN STOCK: The Board shall make or provide for such adjustments in the option price and in the number or kind of shares or other securities covered by outstanding options as the Board in its sole discretion exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, recapitalization or other changes in the capital structure of NPI, (b) any merger, consolidation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board shall also make or provide for such adjustments in the number or kinds or shares of NPI's Common Stock or other securities which may be acquired pursuant to options granted under the Plan and the number of such securities to be awarded to each optionee as the Board in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. The determination of the Board as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

          (e) FRACTIONAL SHARES: No fractional shares shall be issued pursuant to options granted hereunder, any fractional share resulting from an adjustment pursuant to the Plan shall be eliminated.

NONEMPLOYEE DIRECTORS WHO MAY PARTICIPATE IN THE PLAN

     All members of NPI's Board who are not current employees of NPI, and of its subsidiaries, or any of its affiliates except former employees of NPI at the time of the option award are eligible to participate in the Plan.

WITHDRAWAL FROM THE PLAN: ASSIGNMENT OF INTEREST

     Except as set forth in the Plan, no option shall be exercisable after the date of cessation of an optionee's service as a director of NPI. Upon the death of an optionee at any time or upon cessation of service six (6) months or more after the date of grant, all of the then outstanding Formula Award options of such optionee shall become immediately exercisable. If an optionee's service ceases for any reason, such exercisable Formula Award options may be exercised by the optionee within three (3) months after such cessation of service.

     If an optionee shall die within such three month period, or if cessation of his or her service shall have been due to such optionee's death, such Formula Award options may be exercisable at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such Formula Award Options may have been transferred by will or by the laws of descent and distribution. The effects of cessation of an optionee's service as a director on the exercisability of a Discretionary Award Option shall be determined by the Board, in its sole discretion, and shall be set forth in the option agreement evidencing such Discretionary Award Option; provided, however, that the cessation of service terms with respect to any Discretionary Award option shall be no more favorable than those set forth herein with respect to Formula Award Options. The foregoing provisions shall not extend the period during which an option may be exercised beyond the date it expires by its terms.

TAX EFFECTS OF PLAN PARTICIPATION

     NPI presently anticipates that options granted pursuant to the Plan will be either "non-qualified" or "incentive stock" options.

     Non-qualified Options will not result in any taxable income to the optionee or deduction to NPI at the time they are granted. In general, the holder or non-qualified Option will realize taxable ordinary compensation income at the time of the exercise to the option in an amount measured by the excess of the fair market value of the shares at that time over the option price. The tax basis to the optionee for non-qualified option shares acquired will be the option price plus such taxable ordinary compensation income and when the optionee disposes of the shares capital gain or loss will be recognized, either long or short term, depending on the holding period of the shares.

     The amount included in the income of the optionee of non-qualified options as ordinary taxable income determines the amount of the deduction to which is NPI entitled.

     Options which are incentive stock options will not result in taxable income to the optionee or a deduction to NPI at the time granted nor at the time exercised if holding period requirements are observed. If these holding requirements are met, the optionee will receive capital gain treatment and NPI no deduction. If these holding requirements are not met, in general, the optionee has ordinary taxable income and NPI a deduction measured by the excess of the fair market value of the shares at the time of exercise or disqualifying sale over the option price, whichever produces a lesser gain.

     The tax basis to the optionee for shares acquired on exercise of an option that is an incentive stock option will be the fair market value at the date the option was granted. The difference between the fair market value at the date of exercise and the option price of the incentive stock option will be an item of tax preference. Thus, it will have to be included when making the alternative minimum tax calculation for the year in which the incentive stock option was exercised.

                                 LEGAL OPINION

     The validity of NPI's Common Stock offered under this prospectus has been passed upon for NPI by Carlton E. Langer Esq., Secretary of NPI. Mr. Langer beneficially owns shares of NPI Common Stock.

                             ADDITIONAL INFORMATION

     From time to time, NPI may update or supplement this Prospectus by issuing amendments or supplements in the form of appendices. These documents constitute an integral part of this Prospectus . NPI will also deliver copies of NPI's annual report, proxy statement and other communications distributed to shareholders of NPI. Certain information contained in these documents also updates this Prospectus. All of these documents and the documents incorporated by reference are available to you by contacting Jim Cate, Executive Vice President, Chief Financial Officer, Treasurer and Assistant secretary at National Processing, Inc., One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222, telephone number (502) 326-7050.

======================================================

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY. IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NPI. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, AND THERE SHALL NOT BE ANY SALE OF, THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR THAT PERSON TO MAKE SUCH AN OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                         ------------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
  Available Information.........................    2
  Incorporation of Certain Documents by
     Reference..................................    2
  The Company...................................    2
  Plan Information..............................    3
  Legal Opinion.................................    6
  Additional Information........................    6

======================================================

======================================================

                           NATIONAL PROCESSING, INC.

                           NATIONAL PROCESSING, INC.
                             NONEMPLOYEE DIRECTORS
                               STOCK OPTION PLAN
                                 200,000 SHARES
                         ------------------------------

                                   PROSPECTUS
                         ------------------------------
                                  MAY 21, 1998
======================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*The information called for by Part I of Form S-8 is currently included in the description of the National Processing, Inc. Nonemployee Directors Stock Option Plan to be delivered to eligible persons under the Plan and is not being filed with or included in this S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         National Processing, Inc. ("NPI") hereby incorporates in this Registration Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Report Form 10-Q dated on May 15, 1998 and its Current Reports on Form 8-K dated January 8, 1998 and January 23, 1998, the description of NPI common stock set forth in the Amended Articles of Incorporation of the Registrant, (filed as Exhibit 3.1 to Registration Statement No. 333-05507), each as filed with the Commission pursuant to the Exchange Act.

         All documents filed by NPI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         THIS REGISTRATION STATEMENT INCORPORATES DOCUMENTS OF NPI BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE NPI DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS REGISTRATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO ATTENTION: JIM W. CATE, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT SECRETARY, TELEPHONE NUMBER (502) 326-7050 AND WILL BE FURNISHED WITHOUT CHARGE.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the shares of NPI common stock has been passed upon for NPI by Carlton E. Langer, Secretary of NPI.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         NPI shall indemnify, to the full extent permitted by Ohio law, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of NPI, or is or was serving at the request of NPI as director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. NPI shall pay, to the full extent of Ohio Revised Code
Section 1701.13, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent permitted under Ohio law, such expenses incurred by any other person.

         NPI may, to the full extent permitted by Ohio law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters or credit or self-insurance, on behalf of or for any persons aforementioned against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not NPI would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which NPI has a financial interest.

         NPI may enter into agreements with any persons whom NPI may indemnify under the by-laws in accordance with Ohio law and undertake thereby to indemnify such persons and to pay expenses incurred by them in defending any action, suit or proceeding against them.

ITEM 8.  EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

      4.1 Specimen Certificate for the NPI Common Stock without par value, of the Registrant (filed as Exhibit 4.1 to Registration Statement No. 333-05507 dated July 18, 1996 and incorporated herein by reference).

      4.2 Registration Right Agreement between Registrant and National City Corporation, dated July 16, 1996 (filed as Exhibit 4.2 to Registration Statement No. 333-05507 dated July 18, 1996 and incorporated herein by reference).

      4.3 Form of National Processing, Inc. Nonemployee Directors Stock Option Plan. (filed as Exhibit 4.3).

      5.1 Opinion of Carlton E. Langer as to the legality of the NPI common being registered (filed as Exhibit 5.1).

     23.1  Consent of Ernst & Young LLP, Independent Auditors for NPI (filed as
           Exhibit 23.1).

     23.2 Consent of Carlton E. Langer (included in his opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).

    24.1  Power of Attorney (filed as Exhibit 24.1).

ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     "The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS FORM S-8 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED, IN THE CITY OF LOUISVILLE, COMMONWEALTH OF KENTUCKY, ON THE 21TH DAY OF MAY, 1998.

                                               NATIONAL PROCESSING INC.

                                               By /s/ Jim W. Cate
                                                 --------------------------
                                                 Jim W. Cate
                                                 Executive Vice President,
                                                 Chief Financial Officer,
                                                 Treasurer and Assistant
                                                 Secretary



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS S-8 REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

               SIGNATURE                               TITLE                         DATE
----------------------------------------   ------------------------------     ------------------
Robert E. Showalter*                       President and  Chief Executive       May 21, 1998
                                           Officer (Principal Executive
                                           Officer)


James R. Bell, III*                        Director                             May 21, 1998


Christos M. Cotsakos*                      Director                             May 21, 1998


Aureliano Gonzalez-Baz*                    Director                             May 21, 1998


Preston B. Heller, Jr.                     Director


Jeffrey D. Kelly*                          Director                             May 21, 1998


Robert G. Siefers*                         Director                             May 21, 1998

               SIGNATURE                               TITLE                         DATE
----------------------------------------   ------------------------------     ------------------

     *Carlton E. Langer, Secretary, the undersigned attorney-in-fact, by signing his name below, does hereby sign this S-8 Registration Statement on behalf of each of the above-indicated officers and directors of NPI (constituting a majority of the directors) pursuant to a power of attorney executed by such persons.

By /s/  CARLTON E. LANGER
    Carlton E. Langer,
             Secretary                                            May 21, 1998
                                                                  May 21, 1998